NOTICE OF

ANNUAL

MEETING OF

SHAREHOLDERS

AND

PROXY STATEMENT













USBANCORP, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA  15907-0430

To Be Held April 28, 1998























Mailed to Security Holders March 20, 1998

                                                  March 20, 1998




Dear Shareholder:

       USBANCORP, Inc.'s Annual Meeting of Shareholders will be held Tuesday, April 28, 1998, at 1:30 p.m., Eastern Time, at the
Holiday Inn Downtown, Crown Ballroom, 250 Market Street,
Johnstown, Pennsylvania 15901-2996.

       The matters to be acted upon at the meeting are:

       (a)   the election of four Class III directors,

       (b) the consideration of a proposal to increase the number of shares of common stock of USBANCORP, Inc. available for issuance under the USBANCORP, Inc. 1991 Stock
             Option Plan,

       (c) the consideration of an amendment to USBANCORP's articles of incorporation to increase the number of shares of USBANCORP, Inc. common stock to 24,000,000, par value $2.50, and

       (d) such other matters as may properly be brought before the USBANCORP annual meeting or any adjournments thereof.

       Please review the enclosed material and sign, date and return the proxy card whether you plan to attend or not so that the matters coming before the meeting may be acted upon.

       I look forward to meeting you and welcome the opportunity to discuss the business of your Corporation.

                                        Cordially,

                                        /s/ Terry K. Dunkle

                                        Terry K. Dunkle
                                        Chairman, President and
                                        Chief Executive Officer

                                    USBANCORP, Inc.
                            Johnstown, Pennsylvania  15901

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                     March 20, 1998


To The Shareholders:

       NOTICE IS HEREBY GIVEN that pursuant to the call of its directors, the Annual Meeting of Shareholders of USBANCORP, Inc. will be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996, on Tuesday, April 28, 1998, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

       1. Election of four Class III directors for a term of three years from the date of election and until their successors shall have been elected and qualified
             (Matter No. 1);

       2. Approval of an increase in the number of shares of common stock of USBANCORP, Inc. available for issuance under the USBANCORP, Inc. 1991 Stock Option Plan from 285,000 shares to 485,000 shares (Matter No. 2);

       3.    Amendment to Articles of Incorporation (Matter No. 3);
             and

       4. Such other business as may properly come before the meeting or any adjournment thereof.

       Only those shareholders of record at the close of business on March 5, 1998 shall be entitled to notice of and to vote at the meeting. A Proxy Statement, a proxy and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

       This Notice, the accompanying Proxy Statement and form of proxy are sent to you by order of the Board of Directors.


                                        /s/ Betty L. Jakell

                                        Betty L. Jakell,
                                        Corporate Secretary
Johnstown, Pennsylvania
March 20, 1998

                                    USBANCORP, Inc.
                                     P.O. Box 430
                          Johnstown, Pennsylvania  15907-0430


                                    PROXY STATEMENT


                                        GENERAL

Introduction

       The Proxy Statement and enclosed proxy are being mailed to the shareholders of USBANCORP, Inc. ("USBANCORP" or the "Company"), on or about March 20, 1998, in connection with the solicitation of proxies by the Board of Directors of USBANCORP. The proxies will be voted at the Annual Meeting of the Shareholders of USBANCORP to be held on Tuesday, April 28, 1998, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996 (the "Annual Meeting"). USBANCORP's Annual Report and Form 10-K for the year ended December 31, 1997 accompanies this Proxy Statement. It should not be regarded as proxy solicitation material.

Solicitation of Proxies

       The cost of the solicitation of proxies will be borne by USBANCORP. In addition to the use of the mails, some directors and officers of USBANCORP may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by USBANCORP with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and USBANCORP may reimburse them for reasonable expenses they incur in so doing.

Voting Securities

       As of the close of business on March 5, 1998 (the "Record Date"), there were outstanding __________ shares of common stock, par value $2.50 per share (the "USBANCORP Common Stock"), the only class of capital stock of USBANCORP outstanding. Holders of record of USBANCORP Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of USBANCORP Common Stock are entitled to cumulate their vote in the election of directors.

       If a shareholder participates in USBANCORP's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

       If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees of USBANCORP's Board of Directors, "FOR" the increase in the number of shares of USBANCORP Common Stock available for issuance under the USBANCORP, Inc. 1991 Stock Option Plan, and "FOR" the amendment to USBANCORP'S articles of incorporation.

Right of Revocation

       Proxies may be revoked at will at any time before they have been exercised by filing with the Corporate Secretary of USBANCORP an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual
Meeting may also revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

       Under USBANCORP's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders

       No person is known to USBANCORP's management to own of record or beneficially, as of March 5, 1998, 5% or more of the outstanding shares of USBANCORP Common Stock.

                                     MATTER NO. 1

                            ELECTION OF USBANCORP DIRECTORS

General

       The Articles of Incorporation of USBANCORP provide that USBANCORP's business shall be managed by a Board of Directors of not less than 5 and not more than 25 persons. Under the Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 1998 has been set by the Board at 13.

       USBANCORP's Board of Directors, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified. Under USBANCORP's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.

       The Board of Directors fixed the number of directors in Class III at four and has nominated Michael F. Butler, James C. Dewar, Terry K. Dunkle and Jack Sevy for election as Class III directors for three-year terms to expire at the 2001 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Directors Butler, Dewar, Dunkle and Sevy were elected by the shareholders at the 1995 Annual Meeting. The remaining directors will continue to serve in accordance with their previous election with the terms of the Class I and Class II directors expiring in 1999 and 2000, respectively.

       The Bylaws of USBANCORP permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of USBANCORP not less than 60 days nor more than 90 days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

       With respect to the election of directors, each shareholder has the right to vote, for each share of USBANCORP Common Stock held by him or her, as many votes as shall equal the number of directors to be elected, and he or she, or his or her proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees. Unless authority is withheld as to a particular nominee or as to all nominees, all proxies will be voted for the four nominees listed. The proxies will have authority to cumulate votes in their discretion except to the extent a shareholder withholds such authority on the form of proxy. The four persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class III directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

       Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of USBANCORP and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the USBANCORP Board of Directors in the event any nominee or nominees become unavailable for election. The USBANCORP Board of Directors has no reason to believe that any of the nominees will not serve if elected.

       The following tables set forth as to each of the nominees for election as a Class III director and as to each of the continuing Class I and Class II directors, his age, principal occupation and business experience, the period during which he has served as a director of USBANCORP, an affiliate or predecessor and other business relationships. There are no family relationships between any of the listed persons.


                               Nominees for Election as
                      Class III Directors - Terms Expire in 2001

                                                            Directorship in
                                               Director     other Reporting
Name and Principal Occupation(1)     Age       Since(2)(3)     Companies
Michael F. Butler                    62           1993           None
  Business Consultant and
  Attorney-at-Law

James C. Dewar                       60           1974           None
  President and Owner, Jim
  Dewar Oldsmobile, Inc.

Terry K. Dunkle                      56           1988           None
  Chairman, President and
  Chief Executive Officer
  of USBANCORP and Chairman
  of the Board of United
  States National Bank in
  Johnstown, Three Rivers
  Bank and Trust Company,
  USBANCORP Trust Company,
  UBAN Associates, Inc. and
  UBAN Mortgage Company

Jack Sevy                            67           1984           None
  Retired; Former Owner and
  Operator, New Stanton West
  Auto/Truck Plaza

                       Class I Directors - Terms Expire in 1999

                                                            Directorship in
                                               Director     other Reporting
Name and Principal Occupation(1)     Age       Since(2)(3)     Companies
Jerome M. Adams                      66           1973           None
  Senior Partner, Adams,
  Myers and Baczkowski,
  Attorneys-at-Law

James M. Edwards, Sr.                58           1984           None
  Retired President and Chief
  Executive Officer, WJAC, Inc.

Richard W. Kappel                    66           1967           None
  Retired CEO, Secretary and
  Treasurer, Wm. J. Kappel
  Wholesale Co.

James C. Spangler                    70           1980           None
  Retired; Former Owner,
  Somerset Auction and
  Transfer, Inc.

Robert L. Wise                       54           1986      GPU Generation,
  President,                                                Inc.
  GPU Generation, Inc.


                       Class II Directors - Terms Expire in 2000

                                                            Directorship in
                                               Director     other Reporting
Name and Principal Occupation(1)     Age       Since(2)(3)     Companies
Clifford A. Barton                   69           1966      Crown American
  Retired; Former Chairman,                                 Realty Trust
  President and Chief Executive
  Officer of USBANCORP and
  Chairman of the Board of
  United States National Bank
  in Johnstown, Three Rivers
  Bank and Trust Company,
  and USBANCORP Trust Company

Margaret A. O'Malley                 38            1997          None
  Attorney-at-Law
  Yost & O'Malley

Mark E. Pasquerilla                  38            1997     Crown American
  President, Crown                                          Realty Trust
  American Realty Trust

Thomas C. Slater                     55           1980           None
  Owner, President and Director,
  Slater Laboratories, Inc.,
  Clinical Laboratory

________________________

(1) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years.

(2) Reflects the earlier of the first year as a director of USBANCORP, United States National Bank in Johnstown ("U.S. Bank"), Three Rivers Bank and Trust Company ("Three Rivers Bank"), Community Bancorp, Inc. ("Community"), or Johnstown Savings Bank ("JSB").

(3)    All incumbent directors were elected by the shareholders.

Security Ownership of Management

       The following table sets forth information concerning the number of shares of USBANCORP Common Stock beneficially owned, as of March 5, 1998, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

                                        Amount and Nature
                                          of Beneficial                Percent
Name of Beneficial Owner(1)               Ownership(2)                of Class
Jerome M. Adams...............                5,673
Clifford A. Barton............               72,544
Michael F. Butler.............                9,907
James C. Dewar................               15,455
Terry K. Dunkle...............               38,956
James M. Edwards, Sr..........                7,237
Orlando B. Hanselman..........               16,029
Richard W. Kappel.............               10,415
John H. Kunkle, Jr............                7,057
Margaret A. O'Malley(3).......               35,490
Kevin J. O'Neil...............                6,211
Mark E. Pasquerilla(4)........               51,955
Jack Sevy.....................                2,139
Thomas C. Slater(5)...........                9,368
James C. Spangler.............                6,048
W. Harrison Vail..............               25,706
Ronald W. Virag...............                4,844
Robert L. Wise(6).............                3,731

Officers, Directors and
  Nominees for Directors
  as a Group (18 persons)(7)..              329,765
__________________

*Less than 1%

(1) Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director as a group, has sole investment and voting power as to all the shares shown as beneficially owned with the exception of those held by certain officers, directors and nominees for director jointly with their spouses or directly by their spouses or other relatives.

(2) Includes shares that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options as follows: 19,686, 10,961, 2,667, 12,813, 3,333 and 49,460 shares of USBANCORP Common Stock held by Messrs. Dunkle, Hanselman, O'Neil, Vail, Virag and the group, respectively. In addition, Messrs. Dunkle, Hanselman, O'Neil, Vail, Virag and the group hold outstanding options to acquire 15,000, 8,667, 4,333, 8,667, 4,667 and 41,334 shares of USBANCORP Common Stock, respectively, that first become exercisable, in part, in January of 1999, and therefore are excluded.

(3) Ms. Margaret A. O'Malley is voting trustee of all shares of USBANCORP Common Stock held by Mr. James F. O'Malley and
       Jean O'Malley under a Voting Trust Agreement dated March 3,
       1997.

(4) Mr. Mark E. Pasquerilla is voting trustee of all shares of USBANCORP Common Stock held by Mr. Frank J. Pasquerilla and his wife under a Voting Trust Agreement dated March 4, 1997. Also includes 1,014 shares of USBANCORP Common Stock held by Crown American Enterprises, Inc. of which Mark E. Pasquerilla is an officer.

(5)    Includes 637 shares of USBANCORP Common Stock held by
       Mr. Slater's wife as to which Mr. Slater disclaims beneficial ownership.

(6)    Includes 283 shares of USBANCORP Common Stock held by
       Mr. Wise's son as to which Mr. Wise disclaims beneficial ownership.

(7) The group consists of 18 persons, being the members of the Board of Directors of USBANCORP, the Chief Executive Officer and each other named executive officer of USBANCORP set forth on the compensation table elsewhere herein.

Board and Committees

       The Board of Directors has various standing committees including an Audit Committee, a Nominating Committee and a Management Compensation Committee (the "Compensation Committee"). During 1997, the Board of Directors held 5 meetings, the Audit Committee held 8 meetings, the Nominating Committee held
1 meeting, and the Compensation Committee held 6 meetings. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he was a member. Mr. John H. Kunkle is not standing for re-election because he has reached the mandatory retirement age for Board members.

       The Audit Committee is responsible for recommending to the Board of Directors the appointment of an independent public accountant to audit the books and accounts of USBANCORP and its subsidiaries, reviewing the reports of the Audit Department and the reports of examination conducted by the bank and bank holding company regulators and USBANCORP's independent public accountants, reviewing the adequacy of internal audit and control procedures, and reporting to the Board of Directors. The Audit Committee is presently comprised of Directors Adams, Dewar (Chairman), Kappel, Kunkle, O'Malley, Sevy and Spangler.

       The Nominating Committee presently consists of Directors Barton, Butler, Dunkle (Chairman), Edwards, Hanselman (non-voting), O'Malley, Pasquerilla, Sevy, Slater, Vail (non-voting) and Wise. The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders and will consider nominees recommended by shareholders. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of USBANCORP's Bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the President of USBANCORP not less than 60 days or more than 90 days prior to the Annual Meeting.

       The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers. No director who is eligible to receive any benefit under plans administered by the Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee's administration of which is limited to coordinating the payment of a predetermined retainer) may serve on the Compensation Committee. The Compensation Committee is presently comprised of Messrs. Barton, Edwards and Wise (Chairman). See "Executive Compensation" herein.

Compensation of Directors

       Executive officers of USBANCORP who are directors or members of committees of the USBANCORP Board of Directors or its subsidiaries receive no compensation for such positions. In
1997, independent directors of USBANCORP received a retainer of $6,000 payable in USBANCORP Common Stock. In addition, directors received cash compensation for attendance at USBANCORP Board of Directors meetings of $450 per meeting. This amount was increased to $550 per meeting effective March 1, 1997. A fee of $200 was paid for attendance at committee meetings of the USBANCORP Board of Directors. This amount was increased to $300 per committee meeting effective March 1, 1997. Certain non-officer directors of USBANCORP are also directors of U.S. Bank, Three Rivers Bank and USBANCORP Trust Company (the "Trust Company"). Directors serving on the Board of Directors of U.S. Bank, Three Rivers Bank, or the Trust Company were compensated for their services by a payment of $450 (increased from $350 effective March 1, 1997) for each Board of Directors meeting attended. A fee of $300 (increased from $200 effective March 1,
1997) was paid for attendance for each committee meeting attended. Community's Directors became Three Rivers Bank
Directors and now sit on the Three Rivers Bank Board. Directors who serve on the boards of USNB Financial Services Corporation and UBAN Associates, Inc. receive no remuneration.

                                Executive Compensation

                Compensation Committee Report on Executive Compensation

USBANCORP's Management Compensation Committee oversees USBANCORP's executive compensation programs to ensure that they: attract and retain high caliber executives, deliver the total compensation package in a cost-effective manner, reinforce key business objectives, provide competitive compensation opportunities for competitive results, induce management ownership of USBANCORP Common Stock, and comply with applicable regulations.

The role of the Committee is to approve executive salary adjustments, to administer the Annual Incentive Plan (including establishment of performance goals), and to administer the 1991 Stock Option Plan. Additionally, from time to time, the Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance evaluation, and succession planning.

Executive Compensation Policy

The Committee uses a formal executive compensation policy to help evaluate and administer executive pay. The policy addresses each of the major components of the executive pay program and is summarized below.

- Maintain a conservative executive base salary practice (approximating the 40th percentile of competitive practices -- defined below) to ensure the appropriate performance sensitivity and focus on long-term results.

- Maintain a competitive annual incentive program that recognizes important achievements consistent with USBANCORP's long-term objectives, providing target and maximum annual total cash opportunities that approximate the 40th and 60th percentiles of competitive annual total cash practices, respectively. A portion of all plan participants' incentive awards are based upon corporate performance relative to goals. Certain executives of the subsidiaries also are evaluated and rewarded based upon subsidiary and individual performance achievements.

- Maintain competitive long-term incentives that: align management's financial interests with those of USBANCORP's shareholders, induce management ownership of USBANCORP Common Stock, support the achievement of USBANCORP's long-term financial objectives, and provide competitive long-term incentive reward opportunities.

- Provide typical benefits through qualified programs generally available to all employees, supplemented by non-qualified arrangements, as appropriate.

- Competitive pay practices are determined using two different sets of data-survey data and peer data.

       - Survey data refers to compensation data from banking industry compensation surveys. Competitive compensation practices are determined using compensation levels at holding companies and subsidiaries of comparable size to USBANCORP and its subsidiaries, for positions comparable to those held by the officers identified in the Summary Compensation Table included herein (the "Named Officers").


       - Peer data comes from a group of multi-bank, bank holding companies of comparable size to USBANCORP.
             Most of the institutions are located in Pennsylvania or Ohio, to recognize USBANCORP's more immediate labor markets and similar business environments. The other institutions are generally located in non-major metropolitan cities of the following states: Illinois, Indiana, Michigan, and West Virginia.

       - The indices used in the Stock Performance Chart are NASDAQ/NMS (U.S. Companies), NASDAQ Bank Stocks and SNL $1 Billion-$5 Billion Bank Index. While USBANCORP believes that some of the surveyed banks and some of the peer banks may be included within these indices, it is not the intention of the Committee to establish executive pay practices based on the pay practices of the organizations that compose these indices. The Committee believes that some of the organizations in these indices would be either too large or too small to be relevant for setting pay for USBANCORP and subsidiary executives. The aforementioned surveyed banks and peer banks provide the Committee with an organizational-size-sensitive basis for establishing executive pay practices.

Relationship of Performance Under Compensation Plans

USBANCORP implemented a management salary rollback program in 1996 with the expectation that salaries would be restored upon material performance improvement. The rollback had the effect of positioning the Named Officers' salaries below the level stated in the compensation policy.

As a result of USBANCORP's 1996 results, the salary rollback was reversed effective 1997. And, the Named Officers were given salary increases such that their 1997 salaries approximated the stated compensation policy.

The Company administers an annual incentive plan through which participants can earn performance-based compensation. The bonuses of the Named Officers were based on the following performance measures-corporate return on equity (ROE), total return to shareholders, a third-party comparative estimate of the holding company's CAMEL rating (an overall indicator of the performance and financial soundness of the institution), and individual performance.

At its February 1998 meeting, the Compensation Committee reviewed 1997 performance results relative to the incentive plan goals for 1997. The Committee determined that ROE and total return to shareholders performance surpassed the distinguished performance level, resulting in participants earning the maximum amounts attributable to ROE and total return to shareholders performance, respectively. The Committee also determined that USBANCORP's CAMEL rating attained the threshold performance level. Some of the Named Officers, but not the CEO of USBANCORP, also received a portion of their awards based on their performance under the Company's performance evaluation program.

In December 1997, the Committee awarded long term, performance based options under the 1991 Stock Option Plan. Unlike prior option awards, which automatically vest when service requirements are met, vesting of the options is dependent on ROE performance as well as service requirements. The goals are positioned to reward exemplary performance results relative to peers.

The Committee uses a management stock ownership program to emphasize the 1991 Stock Option Plan's role in aligning management and shareholder interests. Executives are expected to attain their respective target stock ownership levels within a five-year period. Target ownership levels range from a fraction of salary to two and-one-half times salary. The Committee periodically reviews the progress of the executives in working toward their ownership targets, which will be a consideration in determining future compensation actions.

1997 Compensation for the Chief Executive Officer

Following the reversal of the salary rollback, the CEO's 1997 salary was increased to a level that approximated the stated compensation policy.

The CEO participated in the Executive Annual Incentive Plan for 1997. The amount of his incentive award was based upon three areas of performance: ROE, CAMEL rating, and total return to shareholders. In 1997, USBANCORP's ROE and total return to shareholders surpassed the distinguished performance level. As a result, the CEO earned the maximum amounts attributable to ROE and total return to shareholders performance. CAMEL performance was positioned at the threshold level, resulting in an award for this performance component that was below the target award.

In December 1997, the Committee awarded the CEO 10,000 stock options with an exercise price of $64.50, the fair market value at grant. The vesting of these options is contingent upon service restrictions as well as achievement of superior financial performance over the long term as measured by ROE. All, a portion, or none of the options may vest, depending on the actual ROE results. In determining this award, the Committee considered USBANCORP's compensation policy including USBANCORP's historical use of options and the competitive position of the pay package as well as the challenge of the goals around which vesting is tied.

Impact of Omnibus Budget Reconciliation Act of 1993 -
Section 162(m)

       The Omnibus Budget Reconciliation Act of 1993 (OBRA)
Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the Named Officers. To the extent that certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.

       The Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of the Named Officers under USBANCORP's existing compensation programs. The Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

This report is furnished by Messrs. Barton, Edwards and Wise
(Chairman).

Compensation Committee Interlocks and Insider Participation

       Messrs. Barton, Edwards and Wise (Chairman) served as members of the Compensation Committee during 1997. Each member of the Committee is excluded from participation in any plan administered by the Committee while serving as a member, except for participation in the Independent Directors' Annual Retainer Plan (the Compensation Committee's administration of which is limited to coordinating the payment of a predetermined retainer). Mr. Barton did not serve on the Compensation Committee while serving as Chairman, President and Chief Executive Officer of USBANCORP.

Compensation Paid to Executive Officers

       The following table sets forth information for the three years ended December 31, 1997 concerning the annual and long-term compensation for services in all capacities to USBANCORP and its banking subsidiaries of the Named Officers.

                                                                 Summary Compensation Table

Name and                                                                                     Long Term
Principal Position                                    Annual Compensation                    Compensation(3)

                                                                         Other           Securities          All Other
                                                                         Annual          Underlying        Compensation
                                      Year  Salary($)  Bonus($)(1)  Compensation($)(2)  Options(#)(3)      ($)(4)(5)(6)
Terry K. Dunkle....................   1997   294,833     113,107             ---           10,000             22,800
  Chairman, President and Chief       1996   211,920      84,344          $  ---           15,000             19,866
  Executive Officer of USBANCORP      1995   231,647      51,561             ---            5,000             32,826
  and Chairman of the Board of
  U.S. Bank, Three Rivers Bank,
  UBAN Associates, Inc. and
  UBAN Mortgage Company

Orlando B. Hanselman.............     1997   160,738      41,087           $ ---            6,000             19,127
  Executive Vice President of         1996   126,540      44,770             ---            8,000              5,972
  USBANCORP and President and         1995   136,069      26,555             ---            1,500             11,273
  Chief Executive Officer of
  U.S. Bank

W. Harrison Vail.................     1997   145,000      50,263           $ ---            6,000             12,662
  President and Chief Executive       1996   120,744      42,719             ---            8,000             11,487
  Officer of Three Rivers Bank,       1995   134,160      25,566             ---            1,500              8,856
  and CEO of UBAN Mortgage Company

Kevin J. O'Neil..................     1997   120,000      32,400           $ ---            3,000             12,269
  President and Chief Executive       1996   110,166      29,745             ---            4,000              8,428
  Officer Standard Mortgage           1995   102,480      12,810             ---               0               7,654
  Corporation of Georgia, a
  subsidiary of Three Rivers Bank

Ronald W. Virag...................    1997   107,036      27,540           $ ---            3,000             12,477
  President and CEO, USBANCORP        1996    92,283      24,916             ---            5,000              4,633
  Trust Company                       1995    98,480        ---              ---              0                2,185
__________________

(1) Includes the cash and cash value of stock awards made to executive officers of USBANCORP and its subsidiaries under the Executive Annual Incentive Plan.

(2) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the officer's total compensation (salary and bonus).

(3) Options were granted during 1997, 1996, and 1995 under the 1991 Stock Option Plan to the Named Officers. The options granted in 1997 will vest in three years only if USBANCORP meets or exceeds pre-set financial performance goals. Depending on performance result all, none, or a portion of the options granted in 1997 may vest.

(4) Includes amounts awarded under the Profit Sharing Plan of USBANCORP and U.S. Bank. All full-time employees of USBANCORP and U.S. Bank are entitled to participate in the Profit Sharing Plan. A contribution during any plan year is equal to the applicable percentage of U.S. Bank's income as defined in the plan.

(5) Includes (a) the value of the premium paid by USBANCORP of $10,000 for a split dollar life insurance policy for Mr. Dunkle, and (b) the premiums paid by USBANCORP and its subsidiaries for life insurance policies with coverage limits above $50,000 to Messrs. Dunkle, Hanselman, O'Neil, Vail and Virag.

(6) Includes amounts contributed under a 401(k) Plan of USBANCORP to Messrs. O'Neil and Vail. Under the USBANCORP sponsored 401(k) plan, employees of Three Rivers Bank and Standard Mortgage Corporation of Georgia are allowed to contribute up to 20% of their compensation to the plan with an employer match of $.50 on each $1.00 of employee contribution up to a maximum of 6% of an employee's compensation.

                                  Option Grants Table

       The following table sets forth information with respect to grants of stock options made during 1997 to each of the Named
Officers.

                                     OPTION GRANTS IN LAST FISCAL YEAR

                                                                          Potential
                                     Percent                             Realizable
                                     of Total                              Value
                                     Options                             at Assumed
                                     Granted                               Annual
                       Number of       to                                 Rates of
                       Securities   Employees                            Stock Price
                       Underlying      in    Exercise or  Expira-       Appreciation
                        Options      Fiscal  Base Price   tion           for Option
Name                Granted (#)(1)     Year  ($/Share)    Date              Term($)
                                                                    0%        5%          10%
Terry K. Dunkle.......  10,000       33.9    64.50     12/8/2007   0     405,637     1,027,964
Orlando B. Hanselman..   6,000       20.3    64.50     12/8/2007   0     243,382       616,778
W. Harrison Vail......   6,000       20.3    64.50     12/8/2007   0     243,382       616,778
Kevin J. O'Neil.......   3,000       10.2    64.50     12/8/2007   0     121,691       308,389
Ronald W. Virag.......   3,000       10.2    64.50     12/8/2007   0     121,691       308,309
Gains applicable to all
shareholders(2).......    ---         ---      ---         ---     0 $198,507,326 $503,056,538
__________________

(1) Options were granted under the 1991 Stock Option Plan to each of the Named Officers on December 8, 1997. The options granted have a three year vesting period and are contingent upon achievement of pre-set performance goals relating to USBANCORP's ROE compared to a bank peer group. Depending upon performance, all, none or a portion of these options will vest.

(2) The potential realizable gain to all shareholders (based on 4,893,718 shares of USBANCORP Common Stock outstanding at December 31, 1997 with an assumed market price of $64.50) at 0%, 5% and 10% assumed annual growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Named Officers at the same assumed annual rates of stock appreciation.

Option Exercises and Year-End Value Table

       The following table sets forth information concerning the exercise of options to purchase USBANCORP Common Stock by the Named Officers during the year ended December 31, 1997, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1997.

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION VALUE

                                                         Number of Securities
                                                        Underlying Unexercised           Value of In-the-Money
                          Shares                     Options at December 31, 1997   Options at December 31, 1997(2)
                        Acquired on      Value
Name                   Exercise (#) Realized($)(1) Exercisable(#) Unexercisable(#) Exercisable($)  Unexercisable($)
Terry K. Dunkle.......      1,478       38,393         14,655          21,667         697,487          594,288
Orlando B. Hanselman..      1,213       40,560          8,404          11,833         404,101          302,788
W. Harrison Vail......      2,500       85,563         10,167          11,833         493,743          302,788
Kevin J. O'Neil.......        350        6,913          3,516           5,667         161,764          138,305
Ronald W. Virag.......        354        8,319          3,507           6,333         165,698          165,820
_______________________

(1) Represents the aggregate market value of the underlying shares of USBANCORP Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(2) "In-the-money options" are stock options with respect to which the market value of the underlying shares of USBANCORP Common Stock exceeded the exercise price at December 31, 1997. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of USBANCORP Common Stock on December 31, 1997. Fair market value was determined by reference to the average of the high and low sale prices of USBANCORP Common Stock as quoted on the Nasdaq Stock Market.

Retirement Plans

Pension Plan - U.S. Bank

       U.S. Bank maintains a qualified defined benefit retirement plan for its employees (the "U.S. Bank Plan"). Remuneration for pension benefit purposes is base pay excluding overtime, bonus or reimbursement of business expense. An employee's benefit under the U.S. Bank Plan is determined on the basis of Final Average Pay which means the average annual base pay received by an employee in the five consecutive years out of the ten ending before his termination of employment for which the average is highest.

       U.S. Bank expects to make a contribution of $909,569 in 1998 for the 1997 plan year.

       Estimated annual benefits payable upon retirement at age 65 after 15 years of service with respect to the specified remuneration are as follows:

                                     PENSION TABLE
                                       U.S. BANK
          Five Calendar Year
            Average Salary             Annual Benefit at
        Preceding Retirement         Normal Retirement Date

              $ 15,000                      $ 5,550
                25,000                        9,250
                40,000                       14,800
                60,000                       22,200
                90,000                       33,300
               100,000                       37,000
               120,000                       44,400
               140,000                       51,800
               150,000(1)                    55,500
_______________________

(1) Effective for retirements on or after January 1, 1994, annual compensation for Plan purposes may not exceed $150,000 plus any increases applicable to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger "preserved benefits."

       The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available, in actuarially equivalent amounts. Current remuneration covered by the U.S. Bank Plan (base salary) in 1997 for Messrs. Dunkle, Hanselman and Virag was $294,833, $160,738 and $107,036, respectively, subject to the $150,000 limitation. As of December 31, 1997, Mr. Dunkle was credited with 10 years of service, Mr. Hanselman with 11 years of service and Mr. Virag with 3 years of service.

       Effective January 1, 1986, the USBANCORP Board of Directors adopted the U.S. Bank Plan for the benefit of employees of USBANCORP on the same terms and conditions as for employees of U.S. Bank. Contributions made by USBANCORP are limited to those employees whose base salaries are paid by USBANCORP.

Pension Plan - Three Rivers Bank

       Three Rivers Bank maintained a defined benefit pension plan that was established during 1970 (the "Three Rivers Plan").

       Effective July 1, 1993, the benefit formula of the Three Rivers Plan was revised to duplicate the benefit formula of the U.S. Bank Plan. Employees retiring on or after July 1, 1993, will receive a benefit based upon the U.S. Bank Plan formula but not less than the benefit earned through June 30, 1993, under the former Three Rivers Plan formula.

       Current remuneration covered by the Retirement Plan (base salary) in 1997 for Mr. Vail and Mr. O'Neil was $145,000 and $120,000. As of December 31, 1997, Mr. Vail and Mr. O'Neil were credited with 13 years and 4 years of service, respectively.

       Three Rivers Bank expects to make a total contribution to the Three Rivers Plan of $889,445 in 1998 for the 1997 plan year.

Supplemental Pension Plan

       USBANCORP has provided additional life insurance and retirement benefits for Mr. Dunkle funded through a split-dollar life insurance policy. USBANCORP pays a portion of the premiums until Mr. Dunkle's normal retirement. At Mr. Dunkle's retirement, USBANCORP will recover, through a withdrawal from the policy, its cumulative premiums or the policy cash value if less. Mr. Dunkle will receive a paid-up life insurance policy that will include any remaining cash value. If Mr. Dunkle dies prior to retirement, USBANCORP will be reimbursed for its total premiums from the insurance proceeds. The annual premium paid by USBANCORP is $10,000 per year, and USBANCORP has an interest in the policy cash value equal to the lesser of its cumulative premiums or the policy cash value.

       The Compensation Committee determined that it was appropriate to provide additional supplemental retirement benefits to Mr. Dunkle commencing at his retirement, because recent revisions in Code regulations significantly limit retirement benefits payable to highly compensated executives under qualified pension, profit sharing, and 401(k) plans. Accordingly, on February 25, 1994, the Board of Directors of USBANCORP adopted a supplemental executive retirement plan ("SERP") for the benefit of Mr. Dunkle.

       The SERP will provide supplemental retirement benefits to Mr. Dunkle, which, in combination with benefits from all USBANCORP sponsored qualified and non-qualified pension plans, will ensure an appropriate total retirement benefit for Mr. Dunkle. The target retirement benefit is 55% of the final three-year average salary of Mr. Dunkle commencing at his normal retirement age of 65. Although the SERP is an unfunded plan, USBANCORP can set aside assets to meet its obligations under the plan. USBANCORP has purchased a life insurance policy on Mr. Dunkle's life. Assuming continuation of current interest rates and mortality charges, USBANCORP's total premium outlay will be completed by the time Mr. Dunkle attains normal retirement age. The policy is designed to accumulate sufficient cash value at Mr. Dunkle's retirement to allow USBANCORP to recover the after tax cost of each annual SERP payment. In addition, at Mr. Dunkle's death, tax-free life insurance proceeds will reimburse USBANCORP for all unrecovered costs associated with the plan. USBANCORP will not recover interest for the time value of money.

       The life insurance policy has been assigned to a Rabbi Trust established by USBANCORP to assist USBANCORP in satisfying its obligations to Mr. Dunkle. The Trust Company, as trustee, is the policy owner and beneficiary. Mr. Dunkle remains a general unsecured creditor of USBANCORP and the assets of the trust are subject to the claims of creditors.

       The Board of Directors also approved the purchase of an individual disability income policy for Mr. Dunkle. Mr. Dunkle has collaterally assigned the policy to USBANCORP so that in the event of his disability prior to retirement, the policy will pay USBANCORP a monthly benefit sufficient to pay the premium on the SERP life insurance policy on Mr. Dunkle's life. This would relieve USBANCORP of the obligations to pay premiums on the SERP policy if Mr. Dunkle becomes disabled, without reducing the promised SERP retirement benefits to Mr. Dunkle.

       The Board of Directors of U.S. Bank on February 20, 1981, adopted a Supplemental Pension Plan under which the Executive
Committee of the Board of Directors may from time to time designate executive officers of U.S. Bank as participants and specify the amount of supplemental pension payment the participant shall receive.

       A participating officer agrees to perform, after retirement, such advisory services as the Executive Committee may reasonably request and enters into a noncompetition agreement with U.S.
Bank. Upon his retirement from U.S. Bank, a participant will be entitled to receive supplemental monthly pension payments in a specified amount for a period of fifteen years. If he should die before retirement while in the service of U.S. Bank or if he should die after payment of benefits has commenced, the participant's spouse, if any, will be entitled to receive one-half of the specified amount for the remainder of the fifteen year period. No payments are currently being made under this plan.

Change in Control Agreements

       In 1994, USBANCORP entered into Change in Control Agreements (the "Agreements") with Messrs. Terry K. Dunkle, Orlando B. Hanselman, Kevin J. O'Neil, W. Harrison Vail and Ronald W. Virag, pursuant to which USBANCORP agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events ("Triggering Events") following a change in control of USBANCORP ("Change in Control") (as defined in the Agreements).
The initial term of the Agreements is three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Mr. Dunkle would be entitled to receive approximately 2.99 times his combined salary and bonus which will be determined (a) during the initial three year term of the Agreement by reference to his highest salary and bonus paid in the year in which he is terminated or in any one of the last five fiscal years preceding such termination, and (b) after the expiration of the initial term, by reference to the average of the executive's combined salary and bonus in the preceding five years. The Change in Control Agreements for each of Messrs. Hanselman, O'Neil, Vail and Virag are identical, except that Messrs. O'Neil, Vail, and Virag will receive one times their combined base salary and bonus and Mr. Hanselman will receive 1.5 times his combined base salary and bonus. The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis. The Change in Control Agreements also entitle the executives to continued participation in the employee benefits plans of USBANCORP for a period of three years with respect to Mr. Dunkle, eighteen months with respect to Mr. Hanselman and one year with respect to the other executives. In addition, the Agreements provide that options held by the executives to acquire USBANCORP Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive's termination. The Agreements also require USBANCORP to make additional payments to the executives in the event that the severance payments described above result in the imposition of an excise tax, pursuant to
Section 4999 of the Code on the payment of such amounts.

Performance Graph

       Set forth is a graph comparing the yearly percentage change in the cumulative total shareholder return on USBANCORP Common Stock against the Nasdaq Stock Market (U.S. Companies) and the NASDAQ Bank Stocks for the five years beginning January 1, 1993 and ended December 31, 1997.


                                        Legend

Symbol    Index Description       12/31/92   12/31/93   12/30/94   12/29/95   12/31/96   12/31/97
          USBANCORP, INC., PA       100        111.9      103.0      168.7      221.6      398.4

          Index for Nasdaq Stock    100        114.8      112.2      158.7      195.2      239.5
            Market (US Companies)

          Index for Nasdaq Bank     100        114.0      113.6      169.2      223.4      377.4
            Stocks

          SNL $1 Billion-
            $5 Billion Bank Index   100        120.2      126.5      170.2      220.6      367.9

                                     MATTER NO. 2

                             PROPOSAL TO APPROVE AMENDMENT
                               TO 1991 STOCK OPTION PLAN

       The Board of Directors of USBANCORP believes that USBANCORP's stock option program constitutes an important part of its compensation program and, accordingly, USBANCORP has adopted, subject to shareholder approval, an amendment to the USBANCORP, Inc. 1991 Stock Option Plan (the "Option Plan") solely to increase the number of shares of USBANCORP Common Stock available for issuance thereunder from 285,000 shares to 485,000 shares.

       The purpose of the Option Plan is to enhance the performance focus of the executives of USBANCORP and its subsidiaries. By encouraging ownership of USBANCORP Common Stock among those employees who have significant roles in USBANCORP's success, the Option Plan more closely aligns the interests of its employees with those of its shareholders, which USBANCORP believes ultimately benefits its shareholders. Moreover, USBANCORP believes that the Option Plan has a positive effect on USBANCORP's ability to attract, motivate and retain employees of outstanding skill and ability.

       Since its adoption in 1991 through December 31, 1997, USBANCORP has issued options under the Option Plan to acquire 253,800 shares of USBANCORP Common Stock. The amendment to the Option Plan, if approved by the shareholders of USBANCORP, would increase the number of shares currently available for future grants to 231,200.

The Option Plan

       The principal features of the Stock Option Plan are described below.

       The Option Plan, as amended, authorizes the committee (the "Stock Option Committee") to grant options to purchase up to an additional 200,000 shares of USBANCORP Common Stock for a total of 485,000 shares to eligible employees of USBANCORP. Under the Option Plan, the Stock Option Committee has full and final authority to (a) grant stock options, (b) determine to whom such options shall be granted, (c) determine the number of shares to be covered by such options, and (d) interpret the Option Plan and prescribe rules and procedures it deems necessary and advisable for the administration of the Option Plan. Under the Option Plan, the Stock Option Committee must consist of at least three members of the Board of Directors, none of whom may be or were, within one year prior to becoming a member of the Stock Option Committee, eligible for a grant of stock options under the Option Plan.

       Under the Option Plan, the Stock Option Committee may grant
(a) incentive stock options (as defined in Section 422 of the Code), and/or (b) non-statutory qualified stock options (options which do not qualify under Section 422 of the Code). Options granted under the Option Plan become exercisable by the optionee in the amount of one-third on or after the first anniversary date of the grant, two-thirds on or after the second anniversary date of the grant, and the remainder after the third anniversary of the date of the grant. Incentive stock options expire by their terms after ten years (five years in the case of an employee owning 10% or more of USBANCORP Common Stock) from their date of grant. Nonqualified stock options expire ten years and six months from their date of grant.

       The exercise price of an option is determined by the Stock Option Committee but must be at least 100% of the fair market value per share of USBANCORP Common Stock (as defined in the Option Plan). The option price may be paid in cash and/or in shares of USBANCORP Common Stock owned by the optionee.

       Shares issued or delivered under the Option Plan may be either authorized, but unissued shares or treasury shares as determined from time to time by the Board. If any option granted under the Option Plan is cancelled or expires without having been exercised in full, the number of shares subject to such option will be available for purposes of the Option Plan.

       If a stock dividend, stock split or related distribution is made upon the USBANCORP Common Stock, the shares subject to an outstanding option will be adjusted or substituted to give effect to such distribution. No fractional shares will be issued under the Option Plan. Any fractional shares arising from a distribution described above will be eliminated and not carried forward to any subsequent adjustments or substitutions required pursuant to the terms of the Option Plan.

       Salaried employees of USBANCORP or its subsidiaries with executive, managerial, technical or professional responsibility are eligible to participate in the Option Plan.

       Stock options granted under the Option Plan are not transferrable except by an optionee by will or by the operation of the laws of descent and distribution. If an optionee voluntarily terminates his or her employment, options held by such optionee may be exercised to the extent they are exercisable on the date of his or her termination at any time prior to the earlier of (a) the expiration date of the option, or (b) three months from the date of termination. If an employee retires under a retirement plan of USBANCORP or its subsidiaries or becomes disabled, any outstanding options held by the optionee, may be immediately exercised in full by the optionee (whether or not exercisable on the date of termination of employment) at any time prior to the earlier of (a) the expiration date of the option, or (b) (i) with respect to an employee who retires, the date which is three months after the date of termination of employment, and (ii) with respect to an employee who becomes disabled, one year after the date of termination of employment. Options held by the estate of a deceased employee may at any time be exercised in full by the person or persons entitled to do so under the will or by operation of law at any time prior to the expiration date of the option or within one year from the date of death, whichever is earlier. If employment of an optionee terminates for any other reason, the right of such optionee to exercise any options shall terminate as of the date of termination.

       The obligation of USBANCORP to issue or deliver shares of USBANCORP Common Stock under the Option Plan is subject to such issuance and delivery being in compliance with all applicable laws, regulations, rules and orders which may be in effect at that time.

       Generally, options become exercisable, in full, within three years from the date of issuance. However, upon the occurrence of certain events, outstanding options will become immediately exercisable for a period of sixty days. These events include
(a) a tender offer or an exchange offer commenced by a person or group, other than USBANCORP, for shares of USBANCORP Common
Stock, (b) the acquisition by any person or group of shares of USBANCORP Common Stock that gives them the right to vote 20% or more of all shares entitled to vote for the election of directors, (c) the filing by any person or group of its or their intention or possible intention to acquire or change control of USBANCORP, (d) as of any date, the persons who constituted the majority of the Board of Directors of USBANCORP during the two year period prior to such date cease to constitute at least the majority thereof, unless the election or nomination for election by shareholders of USBANCORP of each new director was approved by a vote of at least two-thirds of the directors still then in office who were directors at the beginning of the two year period, and (e) approval by the shareholders of USBANCORP of an agreement providing for (i) the merger or consolidation of USBANCORP with another corporation where (A) present shareholders of USBANCORP will not thereafter beneficially own shares of the resulting entity in an amount equal to at least 40% of all voting shares of the resulting entity entitled to vote for the election of directors, or (B) members of the Board of Directors of USBANCORP immediately prior to the merger or consolidation do not immediately thereafter constitute a majority of the Board of Directors of the resulting entity or (ii) the sale or disposition of all or substantially all of the assets of USBANCORP.

       The Board may amend, suspend or terminate the Option Plan at any time without shareholder approval; provided, however, that the Board may not, without shareholder approval, amend the Option Plan to (a) increase the total number of shares that may be issued, (b) increase the total number of shares issued pursuant to any option granted to any one optionee, (c) make any change in the class of eligible employees or set forth a period during which stock options may be granted, or (d) reprice any outstanding options.

Tax Consequences

       The Option Plan permits eligible employees of USBANCORP and its subsidiaries to receive grants of incentive stock options, which qualify for certain tax benefits. In addition, the Option Plan permits eligible employees of USBANCORP to receive grants of nonqualified stock options, which do not qualify for special tax benefits.

       The Option Plan is not a qualified plan under Code
Section 401(a). USBANCORP has been advised that under the Code the following federal income tax consequences will result when incentive stock options or nonqualified stock options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

Incentive Stock Options

       An optionee generally will not be deemed to receive any income for federal income tax purposes at the time an incentive stock option is granted, nor will USBANCORP be entitled to a tax deduction at that time. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee upon exercise, the optionee will recognize long-term capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price.

       If the foregoing holding periods are not satisfied or the option is exercised more than three months after the optionee's employment with USBANCORP has terminated, the optionee will recognize upon the sale of the underlying shares, ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months after the date of sale. Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee held the stock for more than 12 months. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is a director or 10 percent shareholder of USBANCORP or an officer of USBANCORP subject to Section 16(b) of the Exchange Act. If USBANCORP cancels an option, the optionee recognizes income to the extent of the amount paid by USBANCORP to cancel the option over the optionee's basis in such option, if any.

       No income tax deduction will be allowed to USBANCORP with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if these holding periods are not satisfied, USBANCORP may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares.

       The exercise of an incentive stock option and the sale of stock acquired by such exercise could subject an optionee to alternative minimum tax liability for federal income tax purposes.

Nonqualified Stock Options

       An optionee will not be deemed to receive any income for federal income tax purposes at the time a nonqualified option is granted, nor will USBANCORP be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise of the option over the option price of such shares. USBANCORP is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee due to the exercise of a nonqualified stock option.

Stock-for-Stock Exchange

       An optionee who exchanges "statutory option stock" of USBANCORP in payment of the purchase price upon the exercise of an incentive stock option will be deemed to make a "disqualifying disposition" of the statutory option stock so transferred unless the applicable holding requirements (two years from the date of the grant and one year after the exercise of an incentive stock option) with respect to such statutory option stock are met after the exercise of incentive stock options but also upon the exercise of qualified stock options and stock acquired under certain other stock purchase plans. If an optionee exercises nonqualified stock options by exchanging previously-owned statutory option stock, the Internal Revenue Service has ruled that the optionee will not recognize gain on the disposition of the statutory option stock (assuming the holding period requirements applicable to such statutory option stock have been satisfied) because of the non-recognition rule of Code
Section 1036.

New Plan Benefits and Distribution Table

       The following table shows as to the following participants
(i) the number of option shares that were granted in 1997 under the Option Plan; and (ii) the aggregate number of option shares granted under the Option Plan since its adoption in 1991.

Name and Position(2)(3)                 Options Granted(1)
                                              From inception
                                       1997   of Option Plan

Terry K. Dunkle,                      10,000       44,000
  Chairman, President and Chief
  Executive Officer of USBANCORP
  and Chairman of the Board of
  U.S. Bank, Three Rivers Bank,
  UBAN Associates, Inc. and
  UBAN Mortgage Company

Orlando B. Hanselman,                  6,000       22,500
  Executive Vice President of
  USBANCORP and President and
  Chief Executive Officer of
  U.S. Bank

Kevin J. O'Neil,                       3,000       12,000
  President and Chief Executive
  Officer of Standard Mortgage
  Corporation of Georgia, a
  subsidiary of Three Rivers Bank

W. Harrison Vail,                      6,000       27,000
  President and Chief Executive
  Officer of Three Rivers Bank
  and CEO of UBAN Mortgage Company

Ronald W. Virag,                       3,000       10,500
  President and Chief Executive
  Officer of USBANCORP Trust
  Company

Named Executives as a group           28,000      116,000

Independent directors as a group          --           --

Other officers and employees
  as a group                           1,500      137,800

_______________

(1) The exercise price of the options granted in 1997 was $64.50 per share. The weighted average exercise price of the options granted since the inception of the Option Plan through December 31, 1997, is $30.06. The fair market value of USBANCORP Common Stock on March 5, 1998 was $__________.

(2) Except for the Named Officers, none of the nominees for director have been issued options under the Option Plan.

(3) No options have been issued to any associates of any of the directors, executive officers or nominees for director of USBANCORP and except as disclosed in the table above, no person has received options to purchase five percent (5%) or more of the total shares authorized for issuance under the Option Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to adopt the amendment to the Option Plan. All proxies will be voted "FOR" adoption of the amendment to the Option Plan unless a shareholder specified to the contrary on such shareholder's proxy card.

                                     MATTER NO. 3

                  AMENDMENT OF USBANCORP'S ARTICLES OF INCORPORATION

       Article FIFTH of USBANCORP's articles of incorporation presently authorizes the issuance of up to 2,000,000 shares of Preferred Stock, without par value and 12,000,000 shares of USBANCORP Common Stock, par value $2.50. At March 5, 1998, no shares of Preferred Stock were outstanding and __________ shares of USBANCORP Common Stock were outstanding. It is the opinion of USBANCORP's Board of Directors that the remaining number of authorized but unissued shares of USBANCORP Common Stock is not sufficient to provide enough flexibility to management to take advantage of possible acquisitions and other corporate opportunities and to provide enough shares of USBANCORP Common Stock for the Dividend Reinvestment Plan and stock options or other forms of compensation. It is the opinion of the USBANCORP Board of Directors that it is in USBANCORP's best interests to increase the number of authorized shares of USBANCORP Common Stock. To that end, the USBANCORP Board of Directors has approved amending Article FIFTH to increase the number of authorized shares of USBANCORP Common Stock to 24,000,000. THE USBANCORP BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE FOLLOWING RESOLUTION:

       BE IT RESOLVED, that the first paragraph of Article FIFTH of the articles of incorporation, as amended, be further amended to read in its entirety as follows:

       "The aggregate number of shares of USBANCORP shall have the authority to issue is 2,000,000 shares of Preferred
       Stock, without par value and 24,000,000 shares of Common Stock with the par value of $2.50."

       A majority of shares present and voting at the USBANCORP Annual Meeting is required to approve and adopt this resolution. There will be no change in the number or par value of authorized shares of USBANCORP Preferred Stock or in the par value of shares of USBANCORP Common Stock.

                                 FINANCIAL INFORMATION

       Requests for printed financial material for USBANCORP or any of its subsidiaries - annual reports, Forms 10-K and 10-Q and Call Reports - should be directed to Jeffrey A. Stopko, Senior
Vice President and Chief Financial Officer, USBANCORP, Inc.,
P.O. Box 430, Johnstown, PA 15907-0430, telephone (814) 533-5310.

                             TRANSACTIONS WITH MANAGEMENT

       Certain directors, nominees and executive officers and/or their associates were customers of and had transactions with USBANCORP or its subsidiaries during 1997. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. These loans represented in the aggregate less than 1.27% of shareholders' equity as of December 31, 1997.

       Mr. Adams, a director of USBANCORP, Three Rivers Bank, the Trust Company, Standard Mortgage Corporation of Georgia, UBAN Associates, Inc. and UBAN Mortgage Company is a partner in a law firm which rendered services to Three Rivers Bank during 1997 and will render such services in 1998.

                            INDEPENDENT PUBLIC ACCOUNTANTS

       Arthur Andersen LLP has audited USBANCORP's financial statements for the fiscal year ended December 31, 1997 and the report on such financial statements appears in the Annual Report to Shareholders. Arthur Andersen LLP has been selected by the USBANCORP Board of Directors to perform an examination of the consolidated financial statements of USBANCORP for the year ending December 31, 1998.

       Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                     OTHER MATTERS

       The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

                    SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

       Any shareholder desiring to present a proposal to be considered at the 1999 Annual Meeting of Shareholders should submit the proposal in writing to: Terry K. Dunkle, Chairman, President and Chief Executive Officer, USBANCORP, Inc., Executive Offices, P.O. Box 430, Johnstown, PA 15907-0430 no later than November 20, 1998.

                                        By Order of the Board of Directors


                                        /s/ Betty L. Jakell

                                        Betty L. Jakell
                                        Corporate Secretary

March 20, 1998